SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [    ]

Check the appropriate box:
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[   ] Soliciting Material Pursuant to §240.14a-12

IDEXX Laboratories, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IDEXX LABORATORIES, INC.
One IDEXX Drive
Westbrook, Maine 04092

April 17, 2003

Dear Stockholder:

        We invite you to attend our Annual Meeting to be held on Wednesday, May 21, 2003 beginning at 10:00 a.m., at the Portland Marriott in South Portland, Maine. At the Annual Meeting we will conduct the business described in the attached Notice and Proxy Statement. In addition, we will report on our business and introduce you to our Directors and executives.

        Whether you own few or many shares of stock, it is important that your shares be represented and voted at the Annual Meeting. Most stockholders can vote their shares by telephone or via the Internet. Instructions for using these convenient services are provided in the Proxy Statement. You also may vote your shares by completing, signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope. However, if you previously have consented to vote and receive the Notice and Proxy Statement via the Internet, you will not receive a paper proxy card. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have voted by another means.

        If you are unable to attend the Annual Meeting, you may listen to a live Webcast of the Annual Meeting on the Internet. You may access the Webcast from the home page of our Web site, idexx.com. However, since you cannot vote your shares during the Webcast, it is important that you vote your shares in advance, using one of the procedures mentioned above.

        We look forward to your participation in the Annual Meeting.

Sincerely,

Jonathan W. Ayers
President, Chief Executive Officer and
Chairman of the Board of Directors
IDEXX LABORATORIES, INC. One IDEXX Drive Westbrook, Maine 04092

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of IDEXX Laboratories, Inc. (the “Company”) will be held on Wednesday, May 21, 2003, at 10:00 a.m. at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, for the following purposes:

1.	Election of Directors. To elect two Class I Directors for three-year terms (Proposal One);

2.	Adoption of IDEXX Laboratories, Inc. 2003 Stock Incentive Plan. To approve and adopt the IDEXX Laboratories, Inc. 2003 Stock Incentive Plan (Proposal Two);

3.	Amendment to IDEXX Laboratories, Inc. 1997 Employee Stock Purchase Plan. To approve and adopt a proposed amendment to our 1997 Employee Stock Purchase Plan to increase the number of shares authorized for issuance under the plan from 420,000 shares to 620,000 shares (Proposal Three);

4.	Ratification of Appointment of Auditors. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent auditors for the current fiscal year (Proposal Four); and

5.	Other Business. To conduct such other business as may properly come before the Annual Meeting.

        Pursuant to the Company’s Amended and Restated Bylaws, the Board of Directors has fixed the close of business on March 28, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A copy of our 2002 Annual Report is enclosed.

By order of the Board of Directors,

Conan R. Deady, Secretary

Westbrook, Maine
April 17, 2003

It is important that your shares be represented and voted at the Annual Meeting.
You may submit a proxy by telephone, Internet or mail as described in the Proxy Statement.

IDEXX LABORATORIES, INC. One IDEXX Drive Westbrook, Maine 04092 PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS May 21, 2003

        This Proxy Statement and the accompanying materials are being delivered to you in connection with the solicitation by the Board of Directors of IDEXX Laboratories, Inc. (“we”, “us”, the “Company” and “IDEXX”) of proxies to be voted at our 2003 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

        We are a Delaware corporation and were incorporated in 1983. Our principal executive offices are located at One IDEXX Drive, Westbrook, Maine 04092.

        Our Annual Report for the year ended December 31, 2002 is being mailed to our stockholders with this Proxy Statement on or about April 17, 2003.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How Proxies Work

        IDEXX’s Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the Annual Meeting in the manner that you direct, or if you do not direct us, in the manner as recommended by the Board of Directors in this Proxy Statement. You may vote for the Director nominees or withhold your vote for either nominee. You also may vote for or against the other proposals or abstain from voting.

Who May Vote

        Holders of IDEXX Common Stock at the close of business on March 28, 2003 are entitled to receive notice of and to vote their shares at the Annual Meeting. As of March 28, 2003, there were 33,963,616 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How to Vote

        You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You may change your vote at the Annual Meeting in one of the ways described below. All shares represented by proxies that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

    •    Vote by Telephone

        If your shares are registered in your name, you can vote by calling the toll-free telephone number noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 20, 2003. Our telephone procedures are designed to authenticate the identity of stockholders, allow stockholders to vote their shares and confirm that their voting instructions have been recorded properly. If you vote by telephone, you do not need to return your proxy card.

        If your shares are held by a bank, broker or other holder of record, please refer to the telephone voting instructions contained in the voting instruction form that has been provided to you by the holder of record together with these proxy materials.

    •    Vote by the Internet

        If your shares are registered in your name, go to the Web site indicated on your proxy card. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. EDT on May 20, 2003. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you do not need to return your proxy card.

        If your shares are held by a bank, broker or other holder of record, please refer to the Internet voting instructions contained in the voting instruction form that has been provided to you by the holder of record together with these proxy materials.

    •    Vote by Mail

        If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the enclosed postage-paid envelope.

    •    Vote at the Annual Meeting

        If you attend the Annual Meeting, you will be able to vote your shares, even if you already voted by telephone, Internet or mail. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking a Proxy

        You may revoke your proxy, whether it was given by telephone, Internet or mail, before it is voted by:

        •    providing written notice to the corporate Secretary of IDEXX before or at the Annual Meeting;

        •    submitting a new proxy with a later date, including a proxy given by telephone or via the Internet; or

        •    voting by ballot at the Annual Meeting.

        The last vote you submit chronologically (by any means) will supersede your prior vote(s). Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

Quorum

        In order to carry on the business of the Annual Meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. Treasury shares, which are shares owned by IDEXX itself, are not voted and do not count for this purpose.

Votes Needed

        The Director nominees who receive the most votes will be elected to fill the seats on the Board. Approval of the other proposals requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count as votes cast. Abstentions and broker non-votes are not counted as votes cast and therefore will have no effect on the outcome of the matters to be voted on at the Annual Meeting. Broker non-votes occur when a broker returns a proxy, but indicates that it does not have authority to vote on a particular proposal.

Conduct of the Annual Meeting

        Rules for the conduct of the Annual Meeting will be available at the Annual Meeting. Under our Amended and Restated Bylaws, the Chairman may adopt rules and procedures that he believes are appropriate to ensure that the Annual Meeting is conducted properly.

Webcast of Annual Meeting

        Our Annual Meeting will be Webcast live on the Internet at 10:00 a.m. EDT on May 21, 2003. The Webcast will provide audio and the accompanying graphic presentation. People accessing the Webcast will not be able to ask questions or otherwise participate during the Meeting. You may access the Webcast from the home page of our Web site, idexx.com.

Voting on Other Matters

        If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date that this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting and, pursuant to the Company’s Amended and Restated Bylaws, the date by which other matters must have been submitted has passed.

Solicitation of Proxies

        IDEXX will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees, without additional remuneration, in person or by telephone, by mail, electronic transmission and facsimile transmission. We have hired MacKenzie Partners, Inc. to distribute and solicit proxies. We will pay MacKenzie Partners, Inc. a fee of approximately $4,000, plus reasonable expenses, for its services.

        Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Common Stock held in their names and, as required by law, IDEXX will reimburse them for their reasonable out-of-pocket expenses for this service.

BOARD OF DIRECTORS

        Our Board of Directors (referred to as the “Board of Directors” or the “Board”) consists of eight members. The current Board members and nominees for election include six Directors who are “independent” as defined by the rules of the Nasdaq Stock Market and two members of IDEXX’s senior management. The Board meets throughout the year on a set schedule, and also holds special meetings and acts by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the Proxy Statement.

        The Board of Directors is responsible for monitoring the overall performance of IDEXX. Among other things, the Board of Directors, directly and through its Committees, establishes corporate policies; reviews the performance of the Chief Executive Officer and other executives; reviews and approves certain transactions; and reviews the Company’s long-term strategic plans. You can access a description of the Board’s involvement in IDEXX’s strategic planning process on the Internet at idexx.com/AboutIdexx/Governance/Directors/
strategic.cfm, or by contacting the corporate Secretary at the Company’s headquarters address.

        In accordance with general corporate legal principles applicable to corporations organized under the laws of Delaware, the Board of Directors does not control the day-to-day management of IDEXX. Members of the Board of Directors keep informed about IDEXX’s business by participating in Board and committee meetings, by reviewing analyses and reports regularly sent to them by management, and through discussions with the Chairman and other officers.

        The Board of Directors held eight meetings and Board committees held 19 meetings in 2002. Each of our Directors attended 75 percent or more of the meetings of the Board and Board committees on which he or she served in 2002.

Committees of the Board

        The Board of Directors has established Audit, Compensation, Governance and Finance Committees, each of which is described briefly below. Each of these committees has a written charter approved by the Board that can be accessed on the Internet at idexx.com/AboutIdexx/Governance/Charters/, or by contacting the corporate Secretary at the Company’s headquarters address. In addition, a copy of the Audit Committee Charter is attached hereto as Appendix A.

        The Audit Committee is responsible for overseeing the accounting, financial reporting and audit processes of the Company, including the selection and retention of IDEXX’s independent auditors. The Audit Committee meets from time to time with IDEXX’s financial personnel, internal audit staff and independent auditors regarding these matters. The Audit Committee may retain independent counsel, accountants, or others to assist it in the conduct of any investigation and the Company will provide appropriate funding for payment of such services, as determined by the Audit Committee. The current Audit Committee members are Dr. Pounds (Chairman), and Messrs. End and Moody, each of whom is an independent Director. The Committee met fourteen times in 2002. The responsibilities and activities of the Audit Committee are described in greater detail in the “Report of the Audit Committee of the Board of Directors” below.

        The Compensation Committee oversees the compensation structure for senior managers of IDEXX, evaluates the performance of, and sets the compensation of, the Chief Executive Officer and administers the Company’s stock incentive plans. The Compensation Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary. The current Compensation Committee members are Messrs. Moody (Chairman) and End and Dr. Good, each of whom is an independent Director. The Committee met four times in 2002. See “Compensation Committee Report on Executive Compensation” below.

        The Governance Committee advises and makes recommendations to the Board of Directors with respect to corporate governance practices, including Board organization, function, membership, performance and compensation. The Committee functions as a nominating committee of the Board of Directors. The Governance Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary. Stockholders who wish to recommend a nominee for Director should submit the name of such nominee, together with biographical information and a statement supporting the nomination, to the corporate Secretary of IDEXX in the manner described below under “Requirements, including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” The current Governance Committee members are Dr. Good (Chairman) and Messrs. Craig and End, each of whom is an independent Director. The Governance Committee met once during 2002.

        The Finance Committee advises the Board of Directors with respect to financial matters, including financing strategies, investment practices, financial risk management, acquisitions and divestitures. The current Finance Committee members are Messrs. Craig (Chairman) and Ayers and Dr. Pounds. The Finance Committee did not meet in 2002.

        Dr. Pounds, who currently serves as the Audit Committee Chairman, a member of the Finance Committee and as the Lead Director (as described below), is retiring from the Board of Directors and will not stand for reelection at the 2003 Annual Meeting.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which you can access on the Internet at idexx.com/AboutIdexx/Governance/Guidelines/, or by contacting the corporate Secretary at the Company’s headquarters address. Among other matters, the Guidelines include the following:

•	A substantial majority of the members of the Board are independent Directors, as defined in applicable law and rules for Nasdaq-traded issuers.

•	The Audit, Compensation and Governance Committees consist entirely of independent Directors.

•	The Governance Committee nominates all candidates for election to the Board.

•	The Governance Committee is responsible for annually assessing the performance of the Board, its committees and each individual Director.

•	The Board has established the position of Lead Director, who serves in the event that the Chairman of the Board is not an independent Director. The Lead Director is currently Dr. Pounds.

•	Independent Directors meet on a regular basis, but not less than twice annually, apart from management Board members and other management representatives. The Lead Director presides over executive sessions of independent Directors.

•	At least annually, the Board reviews the Company’s corporate strategy.

•	At least annually, the Compensation Committee, in consultation with all Directors, evaluates the performance of the Chief Executive Officer.

•	The Chief Executive Officer reports to the Board at least annually on succession planning and management development.
4
•	Board members have complete access to management and are encouraged to make regular contact.

•	Individual Directors whose responsibilities outside of their involvement with the Company change from those held when they were last elected to the Board (except for promotions) should volunteer to resign from the Board, giving the Board an opportunity to review the appropriateness of their continued Board membership under the changed circumstances.

•	Any Director who turns age 73 while serving as a Director will retire from the Board effective at the next annual meeting of stockholders following the date on which he or she turns 73.

Directors’ Compensation

        In 2002, each of our Directors who was not an officer or employee of IDEXX received an annual fee of $15,000. Directors who are officers or employees of IDEXX did not receive additional compensation for their services as Directors.

        Under the Company’s 2000 Director Option Plan (the “2000 Director Plan”), Directors who are not officers or employees of the Company receive non-qualified options to purchase 6,500 shares of Common Stock at each annual meeting of stockholders. Options granted under the 2000 Director Plan vest and become exercisable on the first anniversary of the date of grant or, if earlier, the date of the next annual meeting. In addition, eligible Directors elected to the Board other than at an annual meeting are granted an option for a pro rata number of shares of Common Stock. In general, options granted under the 2000 Director Plan are not transferable and are exercisable during the lifetime of the Director only while he or she is serving as a Director of the Company or within 90 days after he or she ceases to serve as a Director of the Company; provided, however, that the Board has the discretion to allow options to be transferable to family members, trusts for the benefit of family members, and charitable organizations. If a Director dies or becomes disabled while serving as a Director, options are exercisable for a one-year period thereafter. No option is exercisable after ten years from the date of grant. The option exercise price per share is equal to the fair market value of a share of Common Stock on the date the option is granted.

        Effective February 25, 2003, upon recommendation of the Governance Committee, the Board adopted new compensation policies for Directors who are not officers or employees of IDEXX. These policies will become effective following the Annual Meeting. Under these new policies, non-employee Directors each will receive an annual fee of $30,000. Directors will be required to defer at least one-half of that fee in the form of deferred stock units issuable under the 2003 Stock Incentive Plan, if that plan is approved by the stockholders. Directors also will receive shares of Common Stock subject to such awards only upon resigning from the Board. Non-employee Directors will receive a fee of $1,000 for each day in which they attend one or more in-person meetings of the Board or any of its committees. In addition, non-employee Directors will receive the following annual fees: $5,000 for the Audit Committee Chairman, $2,500 for other Audit Committee members, $2,500 for the Chairmen of other committees, and $2,500 for the Lead Director. Each non-employee Director will receive non-qualified options to purchase 4,000 shares of Common Stock at each annual meeting of the stockholders, which will vest fully on the earlier of one year from the date of grant or the next annual meeting of stockholders, or an option for a pro rata number of shares of Common Stock if the Director is elected to the Board other than at an annual meeting. If the 2003 Stock Incentive Plan is approved by our stockholders at the Annual Meeting, these grants to our Board of Directors will be made from that plan. If such plan is not approved by our stockholders we will continue to make director grants as described above from the existing 2000 Director Plan. Directors who are officers or employees of IDEXX will continue to receive no additional compensation for their services as Directors under the new policies.

        Upon recommendation of the Governance Committee, the Board has adopted minimum stock ownership guidelines for Directors. Under these guidelines, non-employee Directors will be encouraged to own, within three years, a number of shares of Common Stock either (i) having fair market value equivalent to at least three times the value of their annual retainer or (ii) in which the Director’s cost basis is equivalent at least to such amount.

        As of March 28, 2003, 98,110 shares of Common Stock were issuable upon exercise of options granted under the 2000 Director Plan and 82,390 shares of Common Stock were available for grant under the same plan.

Section 16(a) Beneficial Ownership Reporting Requirements

        Under Section 16(a) of the Securities Exchange Act of 1934, IDEXX’s Directors, executive officers and any persons holding more than ten percent of our outstanding Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission. The SEC has established specific due dates and IDEXX is required to disclose in this Proxy Statement any failure to file by those dates.

        Based solely on our review of (i) copies of Section 16(a) reports that IDEXX received from such persons for their transactions during IDEXX’s 2002 fiscal year and (ii) written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for IDEXX’s 2002 fiscal year, IDEXX believes that none of such persons failed to file on a timely basis reports required by Section 16(a).

Compensation Committee Interlocks and Insider Participation

        During our 2002 fiscal year, the Compensation Committee was comprised of Messrs. Moody and End and Dr. Good. None of the members of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries, nor have they had any relationship requiring disclosure under Item 404 of Regulation S-K. None of the executive officers of the Company served as a member of the Compensation Committee or Board of Directors of any other company during the fiscal year 2002.

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND OFFICERS

        The table below shows the number of shares of our Common Stock beneficially owned as of March 28, 2003 by (a) each of our Directors; (b) each of our executive officers named in the Summary Compensation Table (the “Named Executive Officers”) shown on page 20, and (c) Directors and executive officers of IDEXX as a group. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares listed.

Beneficial Owner	Number of Shares Owned		Options Exercisable (1)	Total Number of Shares Beneficially Owned (2)	Percentage of Common Stock Outstanding (3)
Jonathan W. Ayers	15,000		90,000	105,000	*
Thomas Craig	860		19,500	20,360	*
Errol De Souza, PhD	--		1,625	1,625	*
William T. End	3,500		18,485	21,985	*
Mary L. Good, PhD	4,796	(4)	26,000	30,796	*
James L. Moody, Jr	55,481	(5)	45,832	101,313	*
William F. Pounds, PhD	72,755		45,833	118,588	*
Erwin Workman, Jr., PhD	7,695		357,700	365,395	1.06%
Robert S. Hulsy	3,100		58,000	61,100	*
Louis W. Pollock	8,323	(6)	136,578	144,901	*
Merilee Raines	11,000		140,700	151,700	*
David E. Shaw	153,642		452,850	606,492	1.76%
All current Directors and executive
officers as a group (15 Persons)	357,957		1,563,008	1,920,965	5.41%

*	Less than 1%.

(1)	Consists of options to purchase Common Stock exercisable on or within 60 days of March 28, 2003.

(2)	The number of shares beneficially owned by each person or group as of March 28, 2003 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 28, 2003, including but not limited to, upon the exercise of stock options.

(3)	For each individual and group included in the table, percentage of ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 33,963,616 shares of Common Stock outstanding on March 28, 2003 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 28, 2003, including but not limited to, upon the exercise of stock options.

(4)	Represents 4,796 shares held by Good Family Associates, LP, as to which Dr. Good shares voting and dispositive power.

(5)	Includes 21,336 shares held by the James L. Moody Jr., Revocable Trust, as to which Mr. Moody shares voting and dispositive power.

(6)	Includes 174 shares of Common Stock held in an individual retirement account for Mr. Pollock's wife, as to which shares Mr. Pollock disclaims beneficial ownership.

OWNERSHIP OF MORE THAN FIVE PERCENT
OF OUR COMMON STOCK

        The table below shows the number of shares of our Common Stock beneficially owned by each person or group known by us to own beneficially more than 5% of the outstanding shares of IDEXX Common Stock.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Outstanding (1)
Neuberger Berman, Inc. (2)	2,699,197	7.95%
605 Third Avenue
New York, New York 10158-3698
Capital Research and Management Company (3)	2,000,000	5.89%
333 South Hope Street
Los Angeles, California 90071

(1)	For each group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such group by the 33,963,616 shares of Common Stock outstanding on March 28, 2003.

(2)	Based upon information derived from a Schedule 13G filed by Neuberger Berman, Inc. (“Neuberger Berman”) pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2002. According to the Schedule 13G, Neuberger Berman has the sole power to vote 14,972 shares, shared power to vote 1,917,900 shares and shared power to dispose of 2,699,197 shares.

(3)	Based upon information derived from a Schedule 13G/A filed by Capital Research and Management Company (“CRMC”) pursuant to Section 13 of the Exchange Act and the rules promulgated thereunder reporting its beneficial ownership of shares as of December 31, 2002. According to the Schedule 13G/A, all of such shares are beneficially owned by investment companies to which CRMC provides investment advisory services. CRMC has sole power to dispose of such shares and therefore is deemed to beneficially own such shares under Section 13 of the Exchange Act. CRMC disclaims beneficial ownership of such shares.

ELECTION OF DIRECTORS
(PROPOSAL ONE ON THE PROXY CARD)

        The Board of Directors is divided into three classes, designated as Class I Directors, Class II Directors and Class III Directors. Members of each class hold office for three-year terms. We currently have three Class I Directors whose terms expire at the 2003 Annual Meeting of Stockholders, three Class III Directors, whose terms expire at the 2004 Annual Meeting of Stockholders, and two Class II Directors whose terms expire at the 2005 Annual Meeting of Stockholders.

        The Board, upon recommendation of the Governance Committee, has nominated Mary Good and William End to serve as a Class I Directors with a term expiring at the 2006 Annual Meeting of Stockholders. Dr. Good and Mr. End are currently Class I Directors and have indicated a willingness to serve, if elected. If either of the Director nominees is unable to serve, proxies may be voted for a substitute nominee, unless the Board chooses to reduce the number of Directors on the Board.

        William Pounds, currently a Class I Director, is retiring from the Board of Directors and will not stand for reelection at the 2003 Annual Meeting of Stockholders. The Board has not designated a nominee for election at the Annual Meeting to fill the resulting vacancy, and therefore only two Class I Directors will be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than two nominees.

        There are no family relationships among the executive officers or Directors of IDEXX.

Nominees for Class I Directors Whose Terms Will Expire in 2006

         Mary L. Good, PhD, age 71, has been a Director of IDEXX since December 1997. Dr. Good has served as Professor and Dean at Donaghey College of Information Science and Systems Engineering at the University of Arkansas, Little Rock since July 1998, and has been a managing member of Venture Capital Investors, LLC, an Arkansas-based venture capital firm, since July 1997. Dr. Good was the Under Secretary for Technology for the Technology Administration in the United States Department of Commerce from August 1993 until June 1997, and was Senior Vice President - Technology at AlliedSignal Inc. from 1988 until August 1993. Dr. Good is a director of Biogen, Inc. and Delta Trust and Bank.

         William T. End, age 55, has been a Director of IDEXX since July 2000. Mr. End was the Executive Chairman of the Board of Cornerstone Brands, Inc., a catalog retailer, from March 2001 to June 2002, and served as Chairman and Chief Executive Officer of Cornerstone Brands, Inc. from 1995 until March 2001. From 1991 to 1995, Mr. End was employed by Land’s End, Inc., most recently as President and Chief Executive Officer, and from 1975 to 1991 he was employed by L.L. Bean, Inc., most recently as Executive Vice President. Mr. End is a director of Cornerstone Brands, Inc. and New England Business Services.

Class I Director Whose Term Expires in 2003

         William F. Pounds, PhD, age 75, has been a Director of IDEXX since 1990. Dr. Pounds is a Professor Emeritus at the Sloan School of Management, Massachusetts Institute of Technology and Chairman of the Board of Trustees of the Boston Museum of Fine Arts. He was President of Rockefeller Financial Services from September 1981 until May 1991. Dr. Pounds is a director and chairman of Management Sciences for Health and North American Management Co. and a Trustee of the WGBH Educational Foundation.

Class II Directors Whose Terms Expire in 2005

         Thomas Craig, age 48, has been a Director of IDEXX since December 1999. Mr. Craig is a Partner, Managing Director and co-founder of Monitor Group, a strategic consulting and business services company, where he has served as a director since 1983. Mr. Craig is also a director of Jackson Laboratories, an independent genetics research organization, and Grace Kennedy, a public Jamaican company which provides products and services to the global Caribbean community.

         Errol B. De Souza, PhD, age 49, has been a Director of IDEXX since February 2003. Dr. De Souza is President and Chief Executive Officer of Archemix Corp., a private biopharmaceutical company developing aptamer therapeutics. Dr. De Souza was President and Chief Executive Officer of Synaptic Pharmaceutical Corporation, a GPCR-based drug discovery and development company, from September 2002 until the completion of its merger with Lundbeck (a Danish Pharmaceutical Company) in March 2003. From 1998 to 2002, Dr. De Souza was Senior Vice President and Site Head, U.S. Drug Innovation and Approval (R&D) of Aventis Pharmaceuticals, Inc., and its predecessor company Hoechst Marion Roussel, a global pharmaceutical company. While at Aventis, Dr. DeSouza was Chairman of the Technology Committee of Merial Ltd., an animal health joint venture between Merck and Aventis. Prior to that, from 1992 to 1998, Dr. De Souza was a co-founder, Executive Vice President of R&D and a director of Neurocrine Biosciences, Inc., a biopharmaceutical company.

Class III Directors Whose Terms Expire in 2004

         Jonathan W. Ayers, age 47, has been President, Chief Executive Officer and Chairman of IDEXX since January 2002. Prior to joining IDEXX, in 2000 and 2001, Mr. Ayers was President of Carrier Corporation, the largest business unit of United Technologies Corporation, a provider of high technology products and services to the building systems and aerospace industries, and from July 1997 to December 1999, he was President of Carrier Asia Pacific Operations. From March 1995 to June 1997, Mr. Ayers was Vice President, Strategic Planning at United Technologies. Prior to joining United Technologies, from 1991 to 1995, Mr. Ayers was Principal of Corporate Finance and from 1986 to 1991, he was Vice President of Mergers and Acquisitions, at Morgan Stanley & Co. Mr. Ayers holds an undergraduate degree in Molecular Biophysics and Biochemistry from Yale University and an MBA from Harvard University.

         James L. Moody, Jr., age 71, has been a Director of IDEXX since 1992. Mr. Moody was Chairman of the Board of Hannaford Bros. Co., an operator of supermarkets, from 1984 until 1997, and served as Chief Executive Officer of Hannaford Bros. Co. from 1973 until 1992. He is also a director of Staples, Inc. and Empire Company Limited (a Canadian corporation).

         Erwin F. Workman, Jr., PhD, age 56, has been a Director of IDEXX since October 1993. Dr. Workman has served as Executive Vice President and Chief Scientific Officer of IDEXX since November 1997. Dr. Workman joined IDEXX as a Vice President in 1984, and he became Senior Vice President in December 1991, Executive Vice President in May 1992 and served as President and Chief Operating Officer from 1993 to November 1997. Prior to joining IDEXX, Dr. Workman was Manager of Research and Development for the Hepatitis and AIDS Business Unit within the diagnostic division of Abbott Laboratories.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the election of the two nominees listed above.

ADOPTION OF 2003 STOCK INCENTIVE PLAN
(PROPOSAL TWO ON THE PROXY CARD)

        On February 25, 2003, the Board of Directors of IDEXX adopted, subject to stockholder approval, the IDEXX Laboratories, Inc. 2003 Stock Incentive Plan (the “2003 Plan”). Upon approval by the stockholders, the Company’s 1991 Stock Option Plan (the “1991 Plan”), 1998 Stock Incentive Plan (the “1998 Plan”) and the 2000 Director Plan (the 1991 Plan, 1998 Plan and 2000 Director Plan are collectively referred to as the “Prior Plans”) shall terminate, provided that any outstanding options granted under such plans as of the termination date shall remain outstanding and in effect.

        The 2003 Plan differs from the 1998 Plan primarily in that it provides the Company with the ability to grant employees and Directors various types of stock-based incentives in addition to stock options, as described in more detail below. A total of 1,850,000 shares of Common Stock will be available for issuance pursuant to awards granted under the 2003 Plan. This represents an additional 1,124,320 shares over the aggregate number of shares available as of March 28, 2003 for future option grants under the Prior Plans.

        The Board believes that the 2003 Plan provides the Company with greater flexibility to design and grant stock-based awards that will provide long-term incentives to key members of management and Directors, while aligning the interests of award recipients with those of the Company’s stockholders. This flexibility will permit the Board to tailor awards to reward performance that maximizes long-term value for the Company’s stockholders, while also permitting the Board to adjust equity compensation practices as best practices evolve in this area. The Board believes that the additional 1,124,320 shares are necessary to permit the Company to continue to provide the type of long-term, performance-based compensation necessary to allow the Company to attract, retain and motivate Directors and Company leadership and employees.

        The following is a brief description of the 2003 Plan. This summary is qualified in its entirety by reference to the 2003 Plan, a copy of which is filed with the SEC as part of this Proxy Statement. You may obtain a copy of the 2003 Plan by accessing this Proxy Statement as filed with the SEC on the Internet at sec.gov/edgar, by accessing the Investor Relations section of the Company’s Web site, idexx.com/AboutIdexx/InvestorRelations/SEC/, or by contacting the corporate Secretary of the Company.

Administration

        The 2003 Plan is administered by the Board of Directors and the granting of awards is discretionary. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2003 Plan and to interpret the provisions of the 2003 Plan. The Board of Directors may delegate any or all of its authority to administer the 2003 Plan as it deems appropriate to one or more committees of the Board, at least one of which shall be the Compensation Committee of the Board and, as permitted by law, to executive officers of the Company.

Eligibility

        All employees and Directors of IDEXX and its corporate subsidiaries are eligible to receive awards under the 2003 Plan. Under present law, however, incentive stock options may be granted only to employees. As of March 28, 2003, approximately 2,190 persons were eligible to receive awards under the 2003 Plan, including the Company’s eight executive officers and six non-employee Directors.

Awards

        The 2003 Plan provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory options, stock appreciation rights, restricted stock awards, and other stock unit awards, as such terms are defined in the 2003 Plan.

Shares Subject to the 2003 Plan

        The 2003 Plan authorizes the issuance of up to 1,850,000 shares of Common Stock, provided that no more than 1,500,000 shares will be available for the grant of incentive stock options, and no more than 600,000 shares will be available for awards other than stock options and stock appreciation rights. To satisfy the requirements of Section 162(m) of the Code, the 2003 Plan provides that the maximum number of shares upon which awards may be granted to a participant may not exceed 500,000 shares in any year. In addition, the maximum number of shares upon which awards may be issued to non-employee Directors under the 2003 Plan is 300,000.

        If any awards under the 2003 Plan, or any awards outstanding under the Prior Plans on the date of stockholder approval of the 2003 Plan, are forfeited or the award otherwise terminates without the issuance of the shares subject thereto, those shares will again be available for grant under the 2003 Plan. If an option or award granted under the 2003 Plan or any of the Prior Plans is exercised by the participant tendering shares to IDEXX, or if withholding tax liabilities arising from such option or awards are satisfied by the participant tendering or IDEXX withholding shares, the shares tendered or withheld shall again be available for issuance under the 2003 Plan.

        The 2003 Plan also permits awards to be granted and shares to be issued through the assumption or substitution of outstanding grants from an acquired or merged company. These assumed or substituted awards do not count toward the total share limit. In addition, any shares available for grant under any pre-existing plans of a company acquired by IDEXX or with which IDEXX combines may be used for awards under the 2003 Plan (as adjusted using the exchange ratio or other adjustment formula used in such acquisition or combination to determine the consideration payable to each parties’ stockholders) without counting toward the total share limit under the 2003 Plan. Awards issued using such available shares from pre-existing plans shall be made only to individuals who were not employees or Directors of IDEXX prior to the acquisition or combination, and may not be made after the date awards could have been made under the terms of the pre-existing plan.

        The shares issued under the 2003 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Adjustments

        In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting IDEXX Common Stock, adjustments and other substitutions will be made to the 2003 Plan, including the maximum number of shares subject to the 2003 Plan and the other numerical limitations set forth herein. Adjustments will also be made to awards under the 2003 Plan as the Board in its sole discretion deems equitable or otherwise appropriate.

Options

        Options to purchase shares of Common Stock may be granted under the 2003 Plan, either alone or in addition to other awards. A stock option may be granted in the form of an incentive stock option or a non-qualified stock option.

        The price at which a share may be purchased under an option may not be less than the fair market value of a share on the date the option is granted, except for options granted through the assumption or substitution of options from an acquired or merged company. Unless the Board establishes another method, fair market value means the last reported sales price for Common Stock reported on the Nasdaq Stock Market on the relevant date. The 2003 Plan permits the Board to establish the term of each option, but no option will be exercisable after 10 years from the grant date of the option. Options will be exercisable at such time or times as determined by the Board at or subsequent to grant. The exercise price is generally payable in cash or delivery of pre-owned shares of Common Stock or, to the extent permitted by the Board, by delivery of certain unconditional undertakings by or instructions to a creditworthy broker to deliver the exercise price, or by delivery of a promissory note of the participant to the Company. However, executive officers and Directors of the Company are not permitted to pay the exercise price with a promissory note.

        In order to maintain status as an incentive stock option, the fair market value of shares subject to incentive stock options vesting in a particular year cannot exceed $100,000 per participant (or if greater, the maximum amount permitted under Section 422 of the Code), determined using the aggregate fair market value of the shares of Common Stock subject to such options on the date of grant.

Stock Appreciation Rights

        Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights may be granted to participants either alone (freestanding) or in addition to other awards and may, but need not, relate to a specific option. Any freestanding stock appreciation right shall not have an exercise price less than the fair market value on the date of grant or a term of more than 10 years. Any stock appreciation rights related to an option other than an incentive stock option may be granted at the same time the option is granted or at any time thereafter before exercise or expiration of the option. Any stock appreciation rights related to an incentive stock option must be granted at the same time the option is granted.

        A stock appreciation right related to an option, or the applicable portion thereof, will terminate and no longer be exercisable upon the termination or exercise of the related option, except that any stock appreciation right granted with respect to less than the full number of shares covered by a related option will not be reduced until the exercise or termination of the related option exceeds the number of shares not covered by the stock appreciation right. Any option related to a stock appreciation right that is exercised will cease to be exercisable to the extent the related stock appreciation right has been exercised.

Restricted Stock

        Restricted stock awards are stock awards that are generally subject to repurchase and/or forfeiture in favor of IDEXX, as may be determined by the Board, during a period specified by the Board. Restricted stock awards may be issued to participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the 2003 Plan. Except as otherwise determined by the Board, upon termination of employment for any reason during the restriction period, any portion of a restricted stock award still subject to restriction will be forfeited by the participant and reacquired or repurchased by IDEXX.

Other Stock Unit Awards

        Other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock or other property may be granted to participants, either alone or in addition to other awards. Other stock unit awards may be paid in shares of Common Stock or cash as the Board may determine.

        Shares (including securities convertible into shares) granted as other stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into shares) purchased pursuant to a purchase right granted as an other stock unit award will be purchased for such consideration as the Board may determine, which will not be less than the fair market value of such shares or other securities as of the date such purchase right is awarded.

Grants to Non-Employee Directors

        If the 2003 Plan is approved by our stockholders at the Annual Meeting, the new compensation guidelines adopted by the Board for non-employee Directors provide that each non-employee Director will receive non-qualified options to purchase 4,000 shares of Common Stock at the Annual Meeting and each annual meeting of stockholders thereafter. These non-qualified options will vest fully one year after the grant, or, if earlier, at the next annual meeting of stockholders. If a non-employee Director is elected to the Board other than at an annual meeting, he or she will receive an option to purchase a pro rata number of shares of Common Stock.

Change in Control

        The 2003 Plan provides that upon a change in control (as defined below) (i) 25% of the unvested shares subject to outstanding options and stock appreciation rights shall become exercisable and vested; (ii) the restrictions and deferral limitations applicable to 25% of the outstanding restricted stock shall lapse; and (iii) the restrictions, deferral limitations and other conditions applicable to 25% of the outstanding other stock unit awards or any other awards shall lapse. In addition, if the employment or directorship of any participant is terminated by the successor company without cause within two years, then each award held by such participant shall become fully vested, exercisable in full and free of restrictions.

        Awards granted under the 2003 Plan shall not accelerate as described in the preceding paragraph upon a merger, reorganization or consolidation or a disposition of all or substantially all of IDEXX’s assets (each a “corporate transaction”), in which the successor company does not assume or substitute such awards. In such circumstances, awards granted under the 2003 Plan shall become fully vested, exercisable in full and free of restrictions.

        The 2003 Plan also provides that, in the event of a change in control, the Board may provide that each option or stock appreciation right shall be cancelled in exchange for payment of the amount by which the change in control price (as defined below) exceeds the purchase price for such option or stock appreciation right multiplied by the number of shares granted under the option or stock appreciation right.

        A “change in control” means, with certain exceptions: (i) an acquisition of beneficial ownership of 30% or more of either (A) the outstanding Common Stock of IDEXX or (B) the combined voting power of the outstanding voting securities of IDEXX entitled to vote in the election of directors; (ii) a change in the composition of the Board such that the individuals who, as of the effective date of the 2003 Plan, constitute the Board, together with other individuals selected by such incumbent directors, cease to constitute a majority of the Board; (iii) a corporate transaction (as defined above); or (iv) the approval by our stockholders of a complete liquidation or dissolution of IDEXX.

        The term “change in control price” means, with certain exceptions, the higher of (i) the highest price of a share of Common Stock during the 60-day period prior to and including the date of a change in control or (ii) if the change in control is the result of a tender or exchange offer or a corporate transaction, the highest price per share paid in such tender or exchange offer or corporate transaction.

Awards to “Covered Employees”

        If the Compensation Committee determines at the time of grant of a restricted stock award or other stock unit award that the participant is, or may be as of the end of the tax year in which IDEXX would claim a tax deduction in connection with such award, a “covered employee” within the meaning of Section 162(m) of the Code, then the Compensation Committee may make the lapsing of restrictions and the payment of the award subject to IDEXX having achieved one or more specified performance goals established by the Compensation Committee. Performance goals will be based on the attainment of specified levels of one or more of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the Company or a subsidiary or division of the Company for or within which the participant is primarily employed. The Compensation Committee also will have the discretion to reduce (but not increase) the final amount of any such award.

Effective Date, Term, Amendment and Termination

        The 2003 Plan will become effective upon approval by our stockholders at the Annual Meeting and will remain in effect for ten years, except that the Board may at any time amend, alter, suspend or terminate the 2003 Plan. However, no such amendment may be made without stockholder approval if such approval is required to qualify for or comply with tax or regulatory requirements which the Board deems desirable or necessary, or without the consent of an affected participant if such action would impair his or her rights under an outstanding award. Except in certain circumstances, the Board may amend the terms of any award, prospectively or retroactively, including to provide that any award shall become immediately exercisable or free of restrictions, in full or in part. However, the 2003 Plan prohibits the Board from amending any options or stock appreciation rights without stockholder approval to reduce the exercise price, or canceling or amending any options or stock appreciation rights, without stockholder approval, for the purpose of repricing, replacing or regranting such awards with an exercise price that is less than the exercise price of the original award.

General Provisions

        The 2003 Plan provides that, except under certain circumstances in connection with a participant’s hire or termination or in the event of a change in control, no award issued to an employee of IDEXX shall vest less than one year from the date of grant, unless such award is issued in lieu of compensation to which the participant is otherwise entitled.

        The Board is authorized to make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or changes in applicable laws, regulations or accounting principles. The Board may also establish procedures providing for the deferral of the payment of any award and the delivery of shares of Common Stock in satisfaction of withholding tax obligations.

        Subject to the provisions of the 2003 Plan and any award agreement, the recipient of an award (including, without limitation, any deferred award) may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends, with respect to the number of shares of Common Stock covered by the award, and the Board may provide that such amounts (if any) will be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

    Incentive Stock Options

        A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

    Nonstatutory Stock Options

        A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory shares option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

    Restricted Stock

        A participant will not have income upon the grant of restricted shares unless an election under Section
83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the shares less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an 83(b) election, then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

    Tax Consequences to Us

        There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Other Information

        No benefits or amounts have been granted, awarded or received under the 2003 Plan. Because awards under the 2003 Plan are discretionary, no awards are determinable at this time, except for the awards to the non-executive Directors group, as described in the table below. See the Summary Compensation Table on page 20 and the Option Grant Table on page 21 for information about awards made under the 1991 Plan and the 1998 Plan during fiscal 2002 to the executive officers named in these tables. As of March 28, 2003, approximately 2,190 employees would be eligible for awards under the 2003 Plan, if it is approved by the stockholders. On March 28, 2003, the closing price of the Common Stock on the Nasdaq Stock Market was $35.77.

New Plan Benefits
2003 Stock Incentive Plan

Name	Number of Common Stock Underlying Options (1)
Jonathan W. Ayers	--
Erwin F. Workman, Jr., PhD	--
Louis W. Pollock	--
Robert S. Hulsy	--
Merilee Raines	--
David E. Shaw	--
Executive Group	--
Non-Executive Director Group	24,000
Non-Executive Officer Employee Group	--

(1)	Because awards under the 2003 Plan are discretionary, no awards are determinable at this time with respect to any participants, except for options to be granted to the non-executive Director group as described above under “Board of Directors – Directors’ Compensation”.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the proposal to approve the 2003 Plan.

AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN
(PROPOSAL THREE ON THE PROXY CARD)

        On February 25, 2003, the Board of Directors of IDEXX adopted, subject to stockholder approval, an amendment to our 1997 Employee Stock Purchase Plan (the “1997 Plan”). The amendment increases the number of shares of Common Stock authorized for issuance under the 1997 Plan from 420,000 to 620,000 shares.

        The purpose of the 1997 Plan is to provide an opportunity for eligible employees of the Company to purchase shares of Common Stock through accumulated payroll deductions. As of March 28, 2003, 356,348 shares had been purchased by employees as a group under the 1997 Plan and 63,652 shares were available for future purchases. If the amendment is not approved by stockholders, the Board believes that the Company will be unable to provide the opportunity for eligible employees to purchase shares of Common Stock through payroll deductions. Therefore, the Board of Directors believes that the proposed amendment is in the best interests of IDEXX and its stockholders.

        The following is a brief description of the 1997 Plan. This summary is qualified in its entirety by reference to the 1997 Plan, a copy of which may be obtained from the corporate Secretary of IDEXX.

Administration

        The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is authorized to make rules and regulations for the administration of the 1997 Plan.

Eligibility

        All employees, including executive officers, who have been employed for at least six months on the date that an offering commences under the plan and who are customarily employed for more than 20 hours a week by the Company or its subsidiaries are eligible to participate in the 1997 Plan. Employees of the Company, its domestic subsidiaries and certain international subsidiaries located in countries in which participation by payroll withholding is permitted may participate in the 1997 Plan. However, no person will be eligible to participate in the plan if he or she possesses five percent or more of the voting power of the Company’s or any subsidiary’s Common Stock immediately after the grant of an option under the plan. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under the plan (and all other employee stock purchase plans of the Company and its subsidiaries), determined by the value of such shares as of the applicable offering commencement dates. As of March 28, 2003, approximately 1,984 employees of the Company were eligible to participate in the 1997 Plan.

Offerings; Number and Purchase Price Of Shares

        The 1997 Plan consists of semiannual offerings, which commence on July 1 and January 1 (unless the Compensation Committee of the Board of Directors provides for a different offering period, not to exceed twelve months). If the amendment is approved by the stockholders, a total of up to 620,000 shares may be purchased under the 1997 Plan. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of Common Stock determined by dividing $12,500 by the last reported sale price of the Common Stock on the Nasdaq Stock Market on the first day of the offering. An employee may elect to have up to 5% deducted from his or her salary for the purpose of purchasing stock under the 1997 Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the Common Stock on the day the offering commences or the day that the offering terminates. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees. On March 28, 2003, the closing sale price of the Common Stock on the Nasdaq Stock Market was $35.77

Amendment

        The Board of Directors of the Company may at any time terminate or amend the 1997 Plan. No such amendment shall be made to the 1997 Plan (a) without approval of the stockholders of the Company if approval of such amendment is required by Section 423 of the Code, or (b) which would cause the plan to fail to comply with Section 423 of the Code.

Federal Income Tax Consequences

        The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

    Tax Consequences to Participants

        A participant will not have income upon enrolling in the 1997 Plan or upon purchasing shares at the end of an offering.

        A participant may have both compensation income and capital gain income or both compensation income and a capital loss upon the sale of shares that were acquired under the 1997 Plan. The amount of each type of income and loss will depend on when the participant sells the shares.

        If the participant sells the shares more than two years after the commencement of the offering during which the shares were purchased and more than one year after the date that the participant purchased the shares, then the participant will have compensation income equal to the lesser of:

        •     15% of the value of the shares on the day the offering commenced; and

        •     the participant’s profit (the excess of the sales proceeds over the purchase price).

Any excess profit will be long-term capital gain. If the participant sells the shares at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

        If the participant sells the shares prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the shares on the day he or she purchased the shares less the purchase price. If the participant’s profit exceeds the compensation income, then the excess profit will be capital gain. If the participant’s profit is less than the compensation income, then the participant will have a capital loss equal to the value of the shares on the day he or she purchased the shares less the sales proceeds. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

    Tax Consequences to the Company

        There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Shares Purchased Under the 1997 Plan

        Because participation under the 1997 Plan is a voluntary election by our employees, we are not able to determine the benefits that will be available in the future to particular individuals. The following table sets forth the number of shares that have been purchased under the 1997 Plan since its original adoption in May 1997 by the following persons and groups:

Shares Purchased Under the 1997 Employee Stock Purchase Plan Since Adoption

Name	Number of Shares of Common Stock
Jonathan W. Ayers	--
Erwin F. Workman, Jr., PhD	5,336
Louis W. Pollock	4,373
Robert S. Hulsy	--
Merilee Raines	--
David E. Shaw	5,011
Current executive officers as a group	13,615
Current non-employee Directors as a group	--
All employees, other than current executive officers	342,733

Recommendation of the Board of Directors The Board of Directors recommends that you vote FOR the proposal to approve the amendment to the 1997 Plan. EQUITY COMPENSATION PLAN INFORMATION (1)

	December 31, 2002
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans
approved by security holders (2)	5,461,310	$21.469	(3)	1,502,389	(4)

Equity compensation plans not
approved by security holders	0	$--		0

(1)	The information contained in this table does not account for shares under the 2003 Stock Incentive Plan or the increased shares under the 1997 Employee Stock Purchase Plan, each of which is submitted to stockholders for approval at the Annual Meeting.

(2)	Consists of the following compensation plans: 1991 Stock Option Plan, 1991 Director Option Plan, 1998 Stock Incentive Plan, 1997 Director Option Plan, 2000 Director Option Plan, 1997 Employee Stock Purchase Plan and 1997 International Employee Stock Purchase Plan.

(3)	Excludes 63,652 shares issuable under the 1997 Employee Stock Purchase Plan and 2,108 shares issuable under the 1997 International Employee Stock Purchase Plan. These shares are included for purposes of column (c) of the table.

(4)	Consists of shares available for issuance under our 1991 Stock Option Plan (54,142 shares), 1998 Stock Incentive Plan (1,298,472 shares), 2000 Director Option Plan (84,015 shares), 1997 Employee Stock Purchase Plan (63,652 shares) and 1997 International Employee Stock Purchase Plan (2,108 shares).

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(PROPOSAL FOUR ON THE PROXY CARD)

        The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for 2003.

        Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Even if appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different auditor at any time during the year if the Board of Directors determines that such a change would be in the Company’s and the stockholders’ best interests.

        On March 22, 2002, the Company dismissed Arthur Andersen LLP as its independent certified public accountant. The report of Arthur Andersen LLP on the Company’s financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s two most recent fiscal years and subsequent interim periods prior to the dismissal of Arthur Andersen LLP, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to such disagreements in its report, nor were there any reportable events as defined in Item 304(a)(i)(v) of Regulation S-K. The Company provided Arthur Andersen LLP with a copy of this foregoing disclosure. A copy of Arthur Andersen LLP’s letter, dated March 28, 2002, stating its agreement with such statements, was attached as Exhibit 16.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 28, 2002.

        The Audit Committee of the Company’s Board of Directors recommended the change of accountants and that action was approved by the Company’s Board of Directors. This recommendation followed a review by the Audit Committee of the Company’s independent auditors that commenced in January 2002. As part of this review, the Company solicited proposals from various accounting firms and following review of such proposals, engaged PricewaterhouseCoopers LLP to act as the Company’s independent certified public accountant effective March 29, 2002. During the two most recent fiscal years and subsequent interim periods prior to the Company’s engagement of PricewaterhouseCoopers LLP, the Company did not consult PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement or a reportable event.

Independent Auditors’ Fees

        PricewaterhouseCoopers LLP’s fees billed for professional services rendered to the Company for the fiscal year ended December 31, 2002 are described below. All fees billed during the fiscal year ended 2002 for professional services rendered by the Company’s former principal accountant, Arthur Andersen LLP, were for services rendered during 2001 and were described in our 2002 proxy statement.

         Audit Fees. PricewaterhouseCoopers LLP billed IDEXX an aggregate of $200,000 in fees for professional services rendered in connection with the audit of IDEXX’s financial statements for the fiscal year ended December 31, 2002, and the reviews of financial statements included in each of IDEXX’s Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2002.

         Financial Information Systems Design and Implementation Fees. PricewaterhouseCoopers LLP did not bill IDEXX for any professional services rendered to IDEXX and its affiliates for the fiscal year ended December 31, 2002 in connection with financial information systems design or implementation, the operation of IDEXX’s information system or the management of its local area network.

         All Other Fees. PricewaterhouseCoopers LLP billed IDEXX an aggregate of $156,993 in fees for other services rendered during the fiscal year ended December 31, 2002. Other services consisted primarily of statutory audits of certain non-U.S. subsidiaries, an audit of an employee benefit plan, an internal control review performed at a non-U.S. subsidiary, and tax compliance, advice and planning.

Recommendation of the Board of Directors

        The Board of Directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditors for 2003.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Cash and Certain Other Compensation

Summary Compensation Table

        The following table sets forth the compensation earned, by each person who served as IDEXX’s Chief Executive Officer during 2002 and the four other highest-paid executive officers whose salary and bonus for IDEXX’s 2002 fiscal year were in excess of $100,000, for services rendered in all capacities to IDEXX and its subsidiaries for each of the last three fiscal years during which such individuals served as executive officers of IDEXX (the “Named Executive Officers”).

		Annual Compensation		Long-Term Compensation Awards Securities Underlying Options		All Other Compensation
Name and Principal Position	Year	Salary	Bonus ($)	(#)(1)		($)
Jonathan W. Ayers (2)	2002	$471,000	$525,000	450,000		$101,020	(3)
President and	2001	--	--	--		--
Chief Executive Officer	2000	--	--	--		--

Erwin F. Workman, Jr., PhD	2002	$300,000	$255,000	50,000		$5,500	(4)
Executive Vice President and	2001	305,135	134,400	50,000		5,250	(4)
Chief Scientific Officer	2000	302,530	194,400	40,000		5,100	(4)
				38,000	(VCS)

Louis W. Pollock	2002	$260,000	$190,000	40,000		$5,500	(4)
Senior Vice President	2001	260,000	76,440	40,000		5,250	(4)
	2000	227,536	131,991	50,000		5,100	(4)
				15,,000	(VCS)

Robert S. Hulsy	2002	$210,000	$140,000	25,000		--
Vice President	2001	200,000	84,000	25,000		--
	2000	177,555	92,340	7,500		--
				15,000	(VCS)

Merilee Raines	2002	$193,000	$130,000	20,000		--
Vice President	2001	185,000	77,700	20,000		--
	2000	180,035	90,775	20,000		--
				15,000	(VCS)

David E. Shaw (5)	2002	$40,385	--	--		$531,377	(6)
Former President and	2001	500,000	$280,000	100,000		5,250	(4)
Chief Executive Officer	2000	466,995	382,500	70,000		5,100	(4)
				60,000	(VCS)

(1)	Options labeled (VCS) are options to purchase shares of the Common Stock of VetConnect Systems, Inc., a wholly-owned subsidiary of IDEXX. These options were issued and cancelled in 2000.

(2)	Mr. Ayers became Chief Executive Office effective January 28, 2002.

(3)	Consists of relocation allowance in the amount of $95,520 and IDEXX’s matching contribution under the IDEXX Retirement and Incentive Savings Plan in the amount of $5,500.

(4)	Consists of IDEXX’s matching contribution under the IDEXX Retirement and Incentive Savings Plan.

(5)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 28, 2002.

(6)	Includes payments made to Mr. Shaw under the terms of his Employment Agreement for severance, reimbursement of certain expenses and medical benefits paid by the Company following Mr. Shaw’s retirement. Also includes $1,154 in matching contributions made by the Company under the IDEXX Retirement and Incentive Savings Plan prior to Mr. Shaw’s retirement.

Options Granted in 2002

        The table below provides information with respect to the stock option grants made during IDEXX’s 2002 fiscal year under IDEXX’s 1991 Plan and 1998 Plan to the Named Executive Officers. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year.

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (2)
Name	(#)(1)	Year	($/Share)	Date	5%($)	10%($)
Jonathan W. Ayers (3)	450,000 (4)	34.78%	$25.20	1/28/2012	$7,131,665	$18,073,039
Erwin Workman, Jr., PhD (3)	50,000	3.86%	26.63	2/12/2012	837,373	2,122,068
Louis W. Pollock	40,000	3.09%	26.63	2/12/2012	669,899	1,697,654
Robert S. Hulsy	25,000	1.93%	26.63	2/12/2012	334,949	848,827
Merilee Raines	20,000	1.55%	26.63	2/12/2012	418,687	1,061,034
David E. Shaw (5)	--	N/A	--	--	--	--

(1)	Options become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the date of grant. The exercise price per share of each option is equal to the closing sale price of the Common Stock on the Nasdaq Stock Market on the date of grant.

(2)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised.

(3)	Upon a change in control of IDEXX, vesting of options to purchase IDEXX’s Common Stock held by Mr. Ayers and Dr. Workman accelerate and such options become fully exercisable. See “Change in Control Agreements” below.

(4)	Represents options granted to Mr. Ayers in connection with his hiring as Chief Executive Officer.

(5)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 28, 2002.

Total Options Exercised in 2002 and Year-End Values

        The table below sets forth information with respect to the Named Executive Officers concerning their exercise of options during IDEXX’s 2002 fiscal year and the unexercised options held by them as of the end of such year.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-The-Money Options at Fiscal Year-End ($)(2)
Name	(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexerciable
Jonathan W. Ayers	--	--	--	450,000	--	$3,442,500
Erwin F. Workman, Jr., PhD	80,000	$1,593,457	332,700	146,000	$5,084,395	1,478,350
Louis W. Pollock	11,172	238,060	106,578	120,000	1,411,745	1,172,425
Robert S. Hulsy	--	--	44,625	67,250	464,494	599,944
Merilee Raines	7,500	169,721	124,700	60,000	1,711,970	612,400
David E. Shaw (3)	360,000	8,382,700	905,700	--	14,008,370	--

(1)	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise.

(2)	Based upon the market price of $32.85 per share, which was the closing sale price per share of the Common Stock on the Nasdaq Stock Market on December 31, 2002, less the option exercise price payable per share.

(3)	Mr. Shaw retired as Chairman and Chief Executive Officer of IDEXX effective January 28, 2002. Upon his retirement, all options held by Mr. Shaw became exercisable in full. See “Employment Agreements” below.

Change in Control Agreements

        The Company has employment agreements with its eight current executive officers providing for certain benefits in the event the employment of any of such officers is terminated by the Company without cause (as defined in the agreements) or by the executive officer for good reason (as defined in the agreements) within two years (three years in the case of Mr. Ayers and Dr. Workman) following a change in control (as defined in the agreements). These agreements are automatically renewed annually unless we give the employee 120 days notice that his or her agreement will not be renewed. The employment agreements become effective upon a change in control and terminate two years (three years in the case of Mr. Ayers and Dr. Workman) following the change in control. Prior to a change in control, the Company has no obligation to retain the officer as an employee and the officer has no obligation to remain with the Company. The employment agreements require the Company to provide the following payments and benefits upon any termination described above: (1) a pro-rated bonus payment for the portion of the year of termination prior to the date of termination, (2) an amount equal to two times (three times in the case of Mr. Ayers and Dr. Workman) the sum of the officer’s base salary plus the highest bonus received by the officer for the two fiscal years (three fiscal years in the case of Mr. Ayers and Dr. Workman) prior to the change in control, and (3) the continuation of life insurance, disability insurance, medical and dental coverage and other benefits for a period of two years (three years in the case of Mr. Ayers and Dr. Workman) following the date of termination. In addition, upon any such termination, all unvested options held by the officer shall become exercisable in full (except that unvested options held by Mr. Ayers and Dr. Workman become exercisable in full automatically upon a change in control).

        If payments to the officer cause the officer to be subject to an excise tax under Section 4999 of the Code, the Company will pay the officer an additional amount that would, net of any taxes or penalties (including excise taxes) on such additional amount, allow the officer to retain the amount he or she would have received had he or she not been subject to the excise tax under Section 4999. However, if this “gross-up” payment would not provide the officer with an after-tax benefit of at least $50,000 relative to a reduction of payments under the agreement to an amount that would eliminate the excise tax, then payments under the agreement shall be reduced to the amount that eliminates the excise tax, and no “gross-up” payment will be made.

Employment Agreements

        In connection with the hiring of Mr. Ayers to succeed Mr. Shaw as President, Chief Executive Officer and Chairman of IDEXX, the Company granted Mr. Ayers options to purchase 450,000 shares of IDEXX Common Stock and entered into an agreement with Mr. Ayers that provides that he will receive an initial annual base salary of $500,000 and will have a target bonus equal to 100% of his base salary, with actual bonus dependent on the achievement of personal and corporate goals. Mr. Ayers’s base salary for 2003 is $520,000. If Mr. Ayers’s employment is terminated at any time by the Company other than for cause (except within three years following a change in control), the Company will pay Mr. Ayers his base salary and continue to provide him with benefits for two years following such termination. In addition, his stock options will continue to vest in accordance with their terms during such two-year period. If Mr. Ayers’s employment is terminated other than for cause within three years following a change in control, he will receive the payments and benefits described above under “Change in Control Agreements.”

        In October 2001, IDEXX entered into an Amended and Restated Agreement with Mr. Shaw under which Mr. Shaw agreed to serve as Chairman and Chief Executive Officer until the earlier of June 30, 2002 or the Company’s hiring of his successor. On January 28, 2002 Mr. Shaw retired from all positions at IDEXX and was succeeded by Mr. Ayers. As a result of this succession, under the Amended and Restated Agreement, (1) all of Mr. Shaw’s options to purchase IDEXX Common Stock vested in full as of January 28, 2002, and (2) the Company will pay Mr. Shaw $500,000 annually for the two years following the succession and continue to provide Mr. Shaw benefits during such period (or make payments to Mr. Shaw sufficient to permit him to obtain such benefits directly).

Compensation Committee Report on Executive Compensation

        The Company’s executive compensation program is administered by the Compensation Committee. The Charter of the Compensation Committee is available through the Company’s Web site at idexx.com/AboutIdexx/Governance/Charters/compcharter.cfm. The Compensation Committee is currently comprised of three Directors who are “independent” as defined by the rules of the Nasdaq Stock Market. This report is submitted by the Compensation Committee and addresses the Company’s compensation policies for 2002.

         Compensation Philosophy. The Company’s executive compensation program is intended to maximize corporate performance and stockholder returns by (i) aligning compensation with the achievement of corporate, division and individual goals, and (ii) enabling the Company to attract, retain, motivate and reward executive officers who are expected to contribute to the long-term success of the Company. In general, the Committee seeks to make annual cash compensation, including salary and bonus, competitive with the median of cash compensation practices across a broad range of industries. However, through the grant of stock-based incentives, the Committee seeks to provide executive officers with opportunities for compensation above the median total compensation practices for these industries. The Committee’s philosophy is that executive officers in positions that have the most direct impact on corporate performance should bear the highest risk, and have the highest potential reward, associated with corporate performance. Therefore, bonus and stock-based compensation comprise a greater percentage of total compensation for executive officers in these positions.

         Base Salary. In setting annual base salary for executive officers, the Compensation Committee considers compensation data for companies in a variety of industry groups; the officer’s relevant experience, skills and abilities; the officer’s historical performance against goals and contribution to division and corporate performance; and equitableness relative to the compensation of other officers and employees of the Company. The Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer’s contributions and potential in light of such criteria.

         Performance Bonuses. The Company’s executive officers are eligible for annual performance bonuses equal to a target percentage of base salary. The amount of the target bonus paid, if any, to each executive officer will depend equally on (i) overall corporate performance against goals and (ii) his or her success in achieving individual annual performance goals.

        Prior to each fiscal year, the Chief Executive Officer proposes a budget for the upcoming year to the Board of Directors for approval. This budget includes corporate-wide financial objectives for revenues, operating expenses, gross margin, net income, earnings per share and cash flow, and reflects an accrual for the target bonus pool for the year. The budget assumes that 100% of target bonuses will be paid for the year. In 2002, the Board of Directors initially approved a target bonus pool equal to approximately 26% of the base salaries of all eligible bonus pool participants, which included all executive officers and other key members of management.

        At the beginning of each fiscal year, the Chief Executive Officer also establishes individual goals for each of the Company’s executive officers. These goals include annual financial objectives relating to the executive officer’s area of responsibility as well as non-financial goals that are intended to strengthen the business of the Company for the longer term. Non-financial goals include achievement in the areas of research and development, organizational development, operating efficiency, systems development and implementation, and compliance.

        Throughout the year, the Chief Executive Officer meets with each executive officer to review his or her progress in achieving individual goals and reports the Company’s progress against its budget to the Board of Directors. At the end of each year, the Chief Executive Officer reviews corporate performance and individual executive officer performance, and recommends both corporate and individual performance factors to the Compensation Committee. These performance factors determine the percentage of the target bonus that will be received by each executive officer other than the Chief Executive Officer.

        At its meeting in February 2003, the Compensation Committee reviewed the Company’s actual 2002 corporate performance against budget objectives for revenues, operating expenses, gross margin, net income, earnings per share and cash flow. For 2002, (i) revenues increased 7%, compared to 5% and 3% growth in 2001 and 2000, respectively, (ii) gross margin was 46.7% compared to 47.5% in 2001, (iii) operating expenses were 30.8% of revenues versus 32.8% of revenues in 2001, (iv) earnings per share were $1.30, a 19% increase over 2001, and in excess of expectations established at the beginning of 2002 and (v) free cash flow of $86 million increased $61 million over 2001. The Company defines free cash flow as cash provided by operating activities less cash used to purchase fixed assets and other long-term assets. In evaluating the Company’s total performance, the Committee considered the Company’s ability to fully mitigate the effects of revenue shortfalls due to delayed product launches through expense reductions, the negative impact on revenues of the Company’s voluntary decision to reduce certain distributor inventories, and the accelerating revenue growth trend at the end of the year.

        The Committee also evaluated the Company’s achievement of certain non-financial goals, including launch of the Company’s LaserCyte™ hematology instrument; progress in the development of new pharmaceutical products and diagnostic tests and instrumentation; a reduction in inventories from $86.2 million to $75.1 million; improvement in accounts receivable days sales outstanding from 50 days to 42 days; and successful implementation of an internal restructuring that combined the Company’s companion animal product and service marketing, sales and customer support functions under a single customer-facing organization. The Committee did not rank the specific financial and non-financial goals, but instead made a subjective evaluation of the Company’s overall performance. On the basis of this evaluation, the Committee approved a corporate performance factor of 105% of the target bonus pool.

        The Committee then considered a report by the Chief Executive Officer regarding each executive officer’s performance against his or her individual goals. Again, the Compensation Committee did not make any specific ranking of financial and non-financial goals for each executive officer, but instead made a subjective evaluation of each executive officer’s performance. The executive officer’s bonus was then determined based upon an equal weighting of the corporate performance factor discussed above and the officer’s individual performance factor. On the basis of the Committee’s assessment of overall corporate performance and individual executive officer performance, the Compensation Committee awarded bonuses to executive officers totaling $1,605,000, or 79.7% of the base salaries of all executive officers. For the total Company, the Committee approved bonuses totaling $6,000,223, or 24% of the total salaries of all eligible bonus pool participants. This percentage differs from the initially approved level of 26% due to participant group changes throughout the year.

         Equity-Based Compensation. Grants of options under the Company’s 1991 Plan and 1998 Plan are intended to directly align interests of the Company’s executive officers with those of its stockholders. While cash bonuses are based upon achievement of annual goals, option grants are intended to provide incentive to executive officers for long-term value creation. The Compensation Committee considers equity compensation to be an important method of providing an incentive for executive officers to remain with, and to continue to make significant contributions to, the Company.

        As with cash bonuses, each executive officer has a target option grant that is set based upon the responsibilities inherent in the executive officer’s position. The actual number of annual option grants is a subjective determination of the Compensation Committee based on the anticipated contribution of the executive officer to the long-term value of the Company. The Compensation Committee also seeks to maintain equitable relationships among executive officers who have similar levels of responsibility. During 2002, options were granted to each of the Named Executive Officers other than Mr. Shaw (see “Executive Compensation and Related Information-Summary Compensation Table”). The exercise price of all options to purchase the Company’s Common Stock granted to executive officers in 2002 was equal to the fair market value of the Common Stock on the date of grant. Options generally vest in equal installments on the first five anniversaries of the date of grant.

        Under the Company’s employee stock purchase plans, all eligible employees of the Company, including executive officers, may purchase shares of Common Stock through payroll deductions at a price equal to 85% of the fair market value of the Common Stock at the beginning or end of the applicable purchase period, whichever is lower. Offerings under these plans generally occur over a six-month period and an aggregate of up to 450,000 shares may be issued under the plans.

        Over the course of 2002, the Compensation Committee reviewed the Company’s stock option grant practices and in early 2003 reduced the target number of shares in the grant guidelines for all eligible employees, including all executive officers, by 25%. The Committee believed the reduction was appropriate because (a) the fair value of the target option grants had increased over several years because the Company’s stock had appreciated while the number of shares subject to the target grants had remained constant, and (b) the Committee desired to limit the number of shares available for issuance under outstanding stock options and stock incentive plans relative to the Company’s shares outstanding.

         Chief Executive Officer Compensation. During 2002, Mr. Ayers’s salary was $500,000 and, in connection with his hiring as Chairman, President and Chief Executive Officer, he received an option to purchase 450,000 shares of the Company’s Common Stock. In February 2003, the Compensation Committee awarded Mr. Ayers a bonus of $525,000 for performance during 2002, equal to 105% of his annual target bonus. In February 2003, the Compensation Committee also awarded Mr. Ayers an option to purchase 75,000 shares of the Company’s Common Stock, a 25% reduction from the historical practice of annual grants to the Company’s Chief Executive Officer, consistent with the change in grant practices described above. In determining Mr. Ayers’s bonus, the Compensation Committee considered the Company’s achievement of all of the corporate financial and non-financial factors described above.

         Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1,000,000 paid to the corporation’s Chief Executive Officer and four other most highly-compensated executive officers. Certain performance-based compensation approved by the Company’s stockholders, including option grants under the Company’s 1998 Plan and 1991 Plan, is not subject to the deduction limit. The Company reviews periodically the potential consequences of Section 162(m) and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with certain exemptions provided in Section 162(m). However, to maintain flexibility in compensating executive officers in a manner designed to achieve varying corporate goals, the Committee does not have a policy that all compensation must be deductible.

         By the Compensation Committee of the Board of Directors,

James L. Moody, Jr., Chairman
Mary L. Good, PhD
William T. End

STOCK PERFORMANCE GRAPH

        This graph compares our total stockholder returns, the Standard & Poor’s Health Care Composite Index (“S&P Health Care Index”), and the cumulative total return of the Center for Research in Security Prices Total Return Index for The Nasdaq Stock Market (U.S. Companies) (the “CRSP Nasdaq Index”). This graph assumes the investment of $100 on December 31, 1997 in IDEXX’s Common Stock, the CRSP Nasdaq Index and the S&P Health Care Index and assumes dividends, if any, are reinvested. Measurement points are the last trading days of the years ended December 1997, 1998, 1999, 2000, 2001 and 2002.

[GRAPH]

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
IDEXX Laboratories, Inc.	$100.00	$169.00	$101.00	$138.00	$179.00	$206.00
CRSP Nasdaq Index	100.00	141.00	261.00	157.00	125.00	86.00
S & P Health Care Index	100.00	142.00	126.00	170.00	148.00	119.00

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and operates under a written charter adopted by the Board, which is attached hereto as Appendix A. The members of the Audit Committee are independent Directors, as defined by its charter and the rules of the Nasdaq Stock Market. Management has the primary responsibility for the Company’s financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2002 with management, including a discussion of the quality and acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee discussed with the independent auditors, PricewaterhouseCoopers LLP, who are responsible for expressing an opinion on conformity of those audited financial statements with accounting principles generally accepted in the United States of America, the independent auditors’ judgments as to the quality and acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the independent auditors under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter from the independent auditors to the Audit Committee required by Independence Standard Board Standard No. 1. The Audit Committee also has considered whether the provision of non-audit related services by the independent auditors is compatible with maintaining the independent auditors’ independence.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

        By the Audit Committee of the Board of Directors,

William F. Pounds, Chairman
William T. End
James L. Moody, Jr.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS

        Stockholder proposals submitted pursuant to Rule 14a-8 under the SEC rules for inclusion in our proxy materials for our 2004 Annual Meeting of Stockholders must be received by our corporate Secretary at the address written in the next paragraph, by December 18, 2003. The deadline to submit a proposal for inclusion in our proxy materials for the 2003 Annual Meeting has passed.

        Our Amended and Restated Bylaws also establish an advance notice procedure that a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders outside of the process under Rule 14a-8 described above. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the corporate Secretary of IDEXX at One IDEXX Drive, Westbrook, Maine 04092. Our Amended and Restated Bylaws provide that stockholder proposals must include certain information regarding the nominee for Director and/or the item of business. We must receive the notice of your intention to introduce a nomination or proposed item of business, and all supporting information, at our 2004 Annual Meeting no later than March 19, 2004 or 60 days before the 2004 Annual Meeting of Stockholders, whichever is later. If you fail to provide timely notice of a proposal to be presented at the 2004 Annual Meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on any such proposal that may come before the Meeting.

OTHER MATTERS

        The Board of Directors knows of no other matters to be presented for stockholder action at the Annual Meeting. If, however, other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Investor Relations, IDEXX Laboratories, Inc., One IDEXX Drive, Westbrook, Maine, 04092, Phone: (207) 856-8155. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

        The Board of Directors hopes that you will attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope, or vote via the Internet or by telephone at your earliest convenience. If you attend the Annual Meeting you may still vote your stock personally even though you may have already sent in your proxy.

By order of the Board of Directors,

Conan R. Deady, Secretary

April 17, 2003

APPENDIX A

IDEXX LABORATORIES, INC.

AUDIT COMMITTEE CHARTER

        The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the Board in fulfilling its oversight responsibilities by overseeing the accounting, internal control and financial reporting processes and the audit process of the Company.

        The Company’s management is responsible for preparing the Company’s financial statements and the Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

        The members of the Audit Committee shall meet all requirements for independence and financial literacy and expertise as shall be required from time to time under applicable law and NASDAQ regulations. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors.

        In meeting its responsibilities, the Audit Committee shall perform the following activities:

A.     Oversight of the Independent Auditors and Audit Process:

1.	The Audit Committee is solely responsible for appointing and compensating the independent auditors. The Audit Committee shall pre-approve the performance by the Company’s independent auditors of all audit and non-audit services.

2.	The Audit Committee shall oversee the work of the independent auditors, who shall report directly to the Audit Committee. Such oversight shall include resolution of disagreements between management and the independent auditors regarding financial reporting.

3.	The Audit Committee shall provide an open avenue of communication between the independent auditors and the Board of Directors.

4.	The Audit Committee shall gain assurance, in writing, on the independence of the independent auditors, consistent with Independence Standards Board Standard No. 1. It is the responsibility of the Audit Committee to insure the objectivity and independence of the independent auditors and ensure that there are no conflicts of interest involving the independent auditors.

5.	The Audit Committee shall conduct an annual review of the performance of the independent auditors, including a review of (1) the background and performance of partners and managers assigned to the Company’s account, (2) quality control procedures established by the independent auditors, and (3) the independent auditors’ progress in addressing any material issues raised in any quality control review of that firm.

B. Oversight of Internal Auditors:

1.	The Audit Committee shall provide an open avenue of communication between the internal auditors and the Board of Directors.

2.	The Audit Committee shall review and concur in the appointment, replacement, reassignment, or dismissal of the Director of Internal Auditing or person having similar responsibilities.

3.	The Audit Committee shall consider and review with the internal auditors and management:

a)	the objectivity and independence of the internal auditors, including the budget and staffing;

b)	the internal audit risk assessment process, audit scope and plans of the internal auditors;

c)	the coordination of effort with the independent auditors to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources;

d)	the quality and adequacy of the Company’s internal accounting controls; and
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e)	any significant findings and recommendations of the independent auditors and internal auditors together with management’s responses thereto.
C. Oversight of the Financial Reporting Process:

1.	The Audit Committee shall consider and review with management and the independent auditors prior to the filing of each periodic report:

a)	the Company’s financial statements and related footnotes;

b)	judgments of the independent auditors about the quality of the Company’s; accounting principles as applied in its financial reporting for its financial statements;

c)	any significant events or transactions occurring during the period being reported;

d)	any changes in accounting estimates, policies and practices, unusual or significant commitments or liabilities, and legal and regulatory matters that may have a material impact on the financial statements;

e)	the reports to be filed with the Securities and Exchange Commission and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements;

f)	internal control matters required to be communicated to the Committee by management, including all significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud that involves management or other employees who have a significant role in the Company’s internal controls; and

g)	the process used by management to evaluate the effectiveness of disclosure controls and procedures and the results of management’s evaluation of such effectiveness.

2.	The Audit Committee shall consider and review with management and the independent auditors at the completion of the annual audit examination:

a)	Reports provided by the independent auditors on the following matters:

•	all critical accounting policies and practices in use;

•	all alternative treatments of financial information within GAAP (Generally Accepted Accounting Principles) that have been discussed with management, ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditors; and

•	other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

b)	The independent auditors’ audit of the financial statements and report thereon, including any attestation report on management’s assessment of the internal control system.
D. Other Oversight Responsibilities:

1.	The Audit Committee is responsible for establishing and maintaining procedures for:

a)	the receipt, retention, and treatment of complaints regarding accounting, internal control, and auditing matters; and

b)	the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

2.	The Audit Committee shall periodically meet with the internal auditors, the independent auditors, and management in separate executive sessions.

3.	The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
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4.	The Audit Committee shall report Audit Committee actions to the Board of Directors with such recommendations as it may deem appropriate.

5.	The Audit Committee is authorized to conduct or instruct management to conduct investigations into any matters within its scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation and the Company will provide appropriate funding for payment for such services, as determined by the Committee.

6.	The Audit Committee shall review all related party transactions.

7.	The Audit Committee shall meet as frequently as required to fulfill the requirements of its charter or as circumstances require. The Audit Committee will ask members of management or others to attend the meeting and provide pertinent information as necessary.

8.	The Audit Committee will perform such other functions as assigned by law, stock exchange regulation, the Company’s charter or by-laws, or the Board of Directors.

9.	The Audit Committee shall review and update, if necessary its charter at least annually.

Approved by the Committee in May 2000, amended April 2001, and amended February 2003.

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APPENDIX B

IDEXX LABORATORIES, INC.

2003 STOCK INCENTIVE PLAN

    SECTION 1.  PURPOSE.   The purposes of the 2003 Stock Incentive Plan (the “Plan”) are to encourage selected employees and Directors of IDEXX Laboratories, Inc., a Delaware corporation (the “Company”), and its Affiliates to acquire a vested interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

    SECTION 2.  DEFINITIONS.   As used in the Plan, the following terms shall have the meanings set forth below:

    (a)        “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Board.

    (b)        “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, dividend equivalent, Other Stock Unit Award or any other right, interest or option relating to Shares or other property granted pursuant to the provisions of the Plan.

    (c)        “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award granted by the Board hereunder, in such form (written, electronic or otherwise) as the Board shall determine, which may, but need not, be executed or acknowledged by both the Company and the Participant.

    (d)        “Board” shall mean the Board of Directors of the Company.

    (e)        “Change in Control” shall mean the happening of any of the following events:

        (i)               an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(e)(iii);

        (ii)               a change in the composition of the Board on the Plan’s effective date such that the individuals who, as of the effective date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the effective date, whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened solicitation with respect to the election of directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board;

        (iii)               the consummation of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), excluding however, any Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least half of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

        (iv)               the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

    (f)        “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price of such Share in any transaction reported on the Nasdaq Stock Market (or other national exchange on which such Shares are listed) during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per such Share paid in such tender or exchange offer or Corporate Transaction; provided,  however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be the Fair Market Value of such Share on the date such Incentive Stock Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 10(b). To the extent the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

    (g)        “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    (h)        “Compensation Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a non-employee Director within the meaning of Rule 16b-3(b)(3) of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

    (i)        “Company” shall mean IDEXX Laboratories, Inc., a Delaware corporation.

    (j)        “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

    (k)        “Director” shall mean a member of the Board who is not an Employee.

    (l)        “Employee” shall mean any employee of the Company or any Affiliate.

        Unless otherwise determined by the Board in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

    (m)        “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

    (n)        “Fair Market Value” shall mean, with respect to any property other than Shares, the market value of such property determined by such methods or procedures as shall be established from time to time by the Board. Unless otherwise determined by the Board, the Fair Market Value of Shares as of any date shall be the last reported sales price for the Shares as reported on the Nasdaq Stock Market (or on any national securities exchange on the Shares are then listed) for that date or, if no such price is reported for that date, the last reported sales price on the next preceding date for which such price was reported.

    (o)        “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

    (p)        “Nonstatutory Stock Option” shall mean an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

    (q)        “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Board shall determine.

    (r)        “Other Stock Unit Award” shall mean any right granted to a Participant by the Board pursuant to Section 9.

    (s)        “Participant” shall mean an Employee or Director who is selected by the Board to receive an Award under the Plan.

    (t)        “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

    (u)        “Prior Plans” shall mean the Company’s 1991 Stock Option Plan, 1998 Stock Incentive Plan and the 2000 Director Option Plan.

    (v)        “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Board, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Board may deem appropriate.

    (w)        “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

    (x)        “Shares” shall mean the shares of common stock of the Company, par value $.10 per share.

    (y)        “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise or, if the Board shall so determine in the case of any such right other than one related to any Incentive Stock Option, at any time during a specified period before the date of exercise over (ii) the grant price of the right on the date of grant, or if granted in connection with an outstanding Option on the date of grant of the related Option, as specified by the Board in its sole discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 4(c), shall not be less than the Fair Market Value of one Share on such date of grant of the right or the related Option, as the case may be. Any payment by the Company in respect of such right may be made in cash, Shares, other property, or any combination thereof, as the Board, in its sole discretion, shall determine.

    (z)        “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    (Aa)        “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or with which the Company combines.

    SECTION 3.  ADMINISTRATION.

    (a)        The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

    (b)        To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”), at least one of which shall be the Compensation Committee. All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the executive officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or executive officers.

    (c)        To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such executive officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the executive officers may grant; provided further, however, that no executive officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

    SECTION 4.  SHARES SUBJECT TO THE PLAN.

    (a)        Subject to adjustment as provided in Section 4(c), a total of 1,850,000 Shares shall be authorized for issuance under the Plan, of which no more than 600,000 Shares may be issued for Awards other than Options or Stock Appreciation Rights. If any Shares subject to an Award or to an award under the Prior Plans are forfeited or if any Award or award under the Prior Plans based on Shares is settled for cash, or expires or otherwise is terminated or surrendered without issuance of such Shares, the Shares subject to such Award shall, to the extent of such cash settlement, forfeiture, termination or surrender, again be available for Awards under the Plan. In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares available for issuance under the Plan. In the event that any option or award granted under the

Prior Plans is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such options or awards are satisfied by the tendering of Shares or the withholding of Shares by the Company, the Shares so tendered or withheld shall again be available for Awards under the Plan. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. In the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards (other than Incentive Stock Options) under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors of the Company or an Affiliate prior to such acquisition or combination.

    (b)        Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

    (c)        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Board, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Options, Stock Appreciation Rights or other Awards granted under the Plan, and in the number, class and kind of securities subject to Awards granted under the Plan (including, if the Board deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Board may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

    (d)        Subject to adjustment as provided in Section 4(c), the total Awards that may be issued to Directors under the Plan shall not exceed 300,000.

    SECTION 5.   ELIGIBILITY.   Any Employee or Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company.

      SECTION 6.  STOCK OPTIONS.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Board may from time to time approve. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board shall deem desirable:

    (a)        OPTION PRICE. The purchase price per Share purchasable under an Option shall not be less than the Fair Market Value of the Share on the date of the grant, except in the case of Substitute Awards or in connection with an adjustment provided for in Section 4(c).

    (b)        OPTION PERIOD. The term of each Option shall be fixed by the Board in its sole discretion; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

    (c)        EXERCISABILITY. Options shall be exercisable at such time or times as determined by the Board at or subsequent to grant.

    (d)        METHOD OF EXERCISE. Subject to the other provisions of the Plan, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including, without limitation: (i) payment by delivery of cash; (ii) delivery of Shares (either actually or by attestation) already owned by the Participant for at least six months (or any shorter period sufficient to avoid a charge to the Company’s earnings for financial reporting purposes) or delivery of other consideration (including, where permitted by law and the Board, Awards) having a Fair Market Value on the exercise date equal to the total option price; (iii) to the extent permitted by the Board, in its sole discretion, by delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (iv) to the extent permitted by the Board, in its sole discretion, by delivery of a promissory note of the Participant to the Company on terms determined by the Board; or (v) by any combination of cash, such Shares and other consideration as the Board may specify in the applicable Award Agreement.

    (e)        INCENTIVE STOCK OPTIONS. In accordance with rules and procedures established by the Board, and except as otherwise provided in Section 10 or any other provision of the Plan permitting or providing for acceleration of options, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other employee benefit plans of the Company or any Subsidiary) shall not exceed $100,000 or, if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. Incentive Stock Options shall be granted only to Participants who are Employees of the Company or a Subsidiary of the Company. The terms of any Incentive Stock Option granted hereunder shall comply in all respects with the provisions of Section 422 of the Code or any successor provision, and any regulations promulgated thereunder. Subject to adjustment as provided in Section 4(c), the aggregate number of Shares with respect to which Incentive Stock Options may be issued under the Plan shall not exceed 1,500,000.

    SECTION 7.  STOCK APPRECIATION RIGHTS.   Stock Appreciation Rights may be granted hereunder to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each recipient. Any Stock Appreciation Right related to a Nonstatutory Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted. In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right. Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised. The Board may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a freestanding Stock Appreciation Right shall not have an exercise price less than Fair Market Value on the date of grant or a term of greater than ten years.

    SECTION 8. RESTRICTED STOCK.

    (a)        ISSUANCE. A Restricted Stock Award shall be subject to restrictions imposed by the Board during a period of time specified by the Board (the “Restriction Period”). Restricted Stock Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

    (b)        REGISTRATION. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Board, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates. In the event any stock certificates are issued in respect of Shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Unless otherwise determined by the Board, such certificates shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company or its designee.

    (c)        FORFEITURE. Except as otherwise determined by the Board at the time of grant or thereafter, upon termination of employment for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant (or repurchased by the Company at their issue price) and reacquired by the Company. Unrestricted Shares, evidenced in such manner as the Board shall deem appropriate, shall be issued to the grantee promptly after expiration of the period of forfeiture, as determined or modified by the Board.

    SECTION 9.  OTHER STOCK UNIT AWARDS.

    (a)        STOCK AND ADMINISTRATION. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which such recipient otherwise is entitled. Other Stock Unit Awards may be paid in Shares or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the Employees of the Company and its Affiliates and Directors to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards. The provisions of Other Stock Unit Awards need not be the same with respect to each recipient.

    (b)        TERMS AND CONDITIONS. Subject to the provisions of the Plan and any applicable Award Agreement, Awards and Shares subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Shares (including securities convertible into Shares) subject to Awards granted under this Section 9 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased for such consideration as the Board shall determine in its sole discretion, which, except in the case of Substitute Awards, shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is awarded.

    SECTION 10.  CHANGE IN CONTROL PROVISIONS.

    (a)        IMPACT OF EVENT. Subject to Section 10(a)(v) and notwithstanding any other provision of the Plan to the contrary, unless the Board shall determine otherwise at the time of grant with respect to a particular Award, in the event of a Change in Control:

        (i)               any Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become immediately exercisable and vested as to 25% of the number of shares to which such Options and Stock Appreciation Rights would otherwise not then be exercisable, and the number of shares as to which such Options and Stock Appreciation Rights shall become exercisable and vested on each vesting date set forth in the applicable agreement shall be reduced by 25%;

        (ii)               the restrictions and deferral limitations applicable to any Restricted Stock Award shall immediately lapse as to 25% of the remaining number of shares subject to such Award as to which such restrictions and deferral limitations are then in effect, and the number of shares subject to such Restricted Stock Award as to which such restrictions and deferral limitations terminate on each subsequent vesting date shall be reduced by 25%;

        (iii)               the restrictions, deferral limitations and other conditions applicable to any Other Stock Unit Awards or any other Awards shall immediately lapse as to 25% of the remaining number of shares subject to Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions are then in effect, and the number of shares subject to such Other Stock Unit Awards or other Awards as to which such restrictions, deferral limitations and other conditions terminate on each subsequent vesting date shall be reduced by 25%; and

        (iv)               in the event of an involuntary termination of a Participant’s employment or directorship by the successor company without Cause (as defined below) during the 24-month period following such Change in Control, then each Award held by such Participant at the time of the Change in Control shall immediately become fully exercisable and vested to the full extent of the original grant and all restrictions and deferral limitation shall lapse. “Cause” shall mean: (A) the failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), which failure is not cured within 30 days after a written demand for substantial performance is delivered to the Participant by the Participant’s manager or the Board which specifically identifies the manner in which such manager or the Board, as applicable, believes that the Participant has not substantially performed the Participant’s duties, (B) or the engaging by the Participant in illegal conduct or gross misconduct which is injurious to the Company.

      (v)               Notwithstanding the foregoing, if in the event of a Corporate Transaction the successor company does not assume or substitute for an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award not granted pursuant to Section 11, then each outstanding Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall not be accelerated as described in Sections 10(a)(i), (ii) and (iii), but rather shall be accelerated with respect to 100% of such Awards. For the purposes of this Section 10(a)(v), an Option, Stock Appreciation Right, Share of Restricted Stock or Other Stock Unit Award shall be considered assumed or substituted for if following the Corporate Transaction the award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award immediately prior to the Corporate Transaction, the consideration (whether stock, cash or other securities or property) received in the Corporate Transaction by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common stock of the successor company, the Board may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Other Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of Shares in the Corporate Transaction. The determination of such substantial equality of value of consideration shall be made by the Board in its sole discretion and its determination shall be conclusive and binding.

    (b)        CHANGE IN CONTROL CASH-OUT. Notwithstanding any other provision of the Plan, in the event of a Change in Control the Board may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a payment in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or Stock Appreciation Right (the “spread”) multiplied by the number of Shares granted under the Option or Stock Appreciation Right.

    SECTION 11.  CODE SECTION 162(m) PROVISIONS.

    (a)        Notwithstanding any other provision of the Plan, if the Compensation Committee determines at the time Restricted Stock or an Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Compensation Committee may provide that this Section 11 is applicable to such Award.

    (b)        If Restricted Stock or an Other Stock Unit Award is subject to this Section 11, then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any combination of the following: earnings before interest, taxes, depreciation and amortization (EBITDA), net cash provided by operating activities, free cash flow, earnings per share, earnings per share from continuing operations, operating income, revenues, operating margins, return on operating assets, return on equity, economic value added, stock price appreciation, total stockholder return, cost control, strategic initiatives, market share, before- or after-tax income, or return on invested capital of the Company or the Affiliate or division of the Company for or within which the Participant is primarily employed. Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations. Such performance goals may be applied by excluding the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles. Such performance goals shall be set by the Compensation Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

    (c)        Notwithstanding any provision of the Plan other than Section 10, with respect to any Restricted Stock or Other Stock Unit Award that is subject to this Section 11, the Compensation Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Compensation Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

    (d)        The Compensation Committee shall have the power to impose such other restrictions on Awards subject to this Section 11 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

    (e)        Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Awards during any year with respect to more than 500,000 Shares.

    SECTION 12.  AMENDMENTS AND TERMINATION.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (a) stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, or (b) the consent of the affected Participant, if such action would impair the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Board may amend the Plan in such manner as may be necessary so as to have the Plan conform to local rules and regulations in any jurisdiction outside the United States.

        The Board may amend the terms of any Award theretofore granted, prospectively or retroactively, including to provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be; provided, however, that no such amendment shall (a) impair the rights of any Participant without his or her consent, or (b) except for adjustments made pursuant to Section 4(c) or in connection with Substitute Awards, reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel or amend outstanding Options or Stock Appreciation Rights for the purpose of repricing, replacing or regranting such Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 4(c) shall not be subject to these restrictions.

    SECTION 13.  GENERAL PROVISIONS.

    (a)        Notwithstanding any other provision of the Plan, except under certain circumstances in connection with a Participant’s hire or termination or in the event of a Change in Control, no Award issued to an Employee (except in lieu of compensation to which such Employee is otherwise entitled) shall vest less than one year from the date of grant.

    (b)        Except as the Board may otherwise determine or provide, and subject to Section 422 of the Code, no Award, and no Shares subject to Awards described in Section 9 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Board, a Participant may, in the manner established by the Board, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant; provided, further, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award. Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

    (c)        No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

    (d)        The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have received an agreement or other instrument (written, electronic or otherwise) evidencing the Award, which may, but need not, be executed or acknowledged by both the Company and the Participant, and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

    (e)        Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.

    (f)        Except as provided in Section 11, the Board shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Board may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

    (g)        The Board shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

    (h)        All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (i)        No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

    (j)        The Board shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Board, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Board, in its sole discretion, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

    (k)        Except as otherwise required in any applicable Award Agreement or by the terms of the Plan, recipients of Awards under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

    (l)        The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in connection with an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all Company obligations for the payment of such taxes. The Board shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (up to the employee’s minimum required tax withholding rate to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (not exceeding the minimum required tax withholding obligations if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes) otherwise deliverable in connection with the Award.

    (m)        Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    (n)        The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law, without regard to applicable conflicts of laws.

    (o)        If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

    (p)        Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Board, be necessary or desirable in order to recognize differences in local law or tax policy. The Board also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

    SECTION 14.  EFFECTIVE DATE OF PLAN.   The Plan shall be effective as of May 21, 2003.

    SECTION 15.  TERM OF PLAN.  The Plan shall terminate on the tenth anniversary of the effective date, unless sooner terminated by the Board pursuant to Section 12, but Awards previously granted may extend beyond that date; provided, however, that no Incentive Stock Options may be granted more than ten years after the later of (i) the adoption of the Plan by the Board and (ii) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

ANNUAL MEETING OF STOCKHOLDERS OF

IDEXX LABORATORIES, INC.

May 21, 2003

Please date, sign and mail your
proxy card in the envelope
provided as soon as possible.

Please detach and mail in the envelope provided.

IDEXX LABORATORIES, INC.

Proxy for Annual Meeting of Stockholders

To Be Held on May 21, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoint(s) Jonathan W. Ayers, James L. Moody, Jr. and Conan R. Deady, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of IDEXX Laboratories, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on Wednesday, May 21, 2003 at 10:00 a.m., local time, and at any adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

IDEXX LABORATORIES, INC.

May 21, 2003

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the	COMPANY NUMBER:
envelope provided as soon as possible.
TELEPHONE - Call toll-free 1-800-PROXIES from	ACCOUNT NUMBER:
any touch-tone telephone and follow the
instructions. Have your control number and the
the proxy card available when you call
INTERNET - Access "www.voteproxy.com" and	CONTROL NUMBER:
follow the on-screen instructions. Have your
control number available when you acces the
the web page

Electronic Distribution

If you would like to receive future IDEXX Laboratories, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your tax identification number and account number to log in, then select Receive Company Mailings via E-mail.

Please Detach and Mail in the Envelope Provided IF you are not voting via telephone or the Internet.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

			FOR	AGAINST	ABSTAIN
1. TO ELECT TWO CLASS I DIRECTORS FOR THREE- YEAR TERMS		2. TO APPROVE AND ADOPT THE IDEXX LABORATORIES, INC. 2003 STOCK INCENTIVE PLAN.	[ ]	[ ]	[ ]

NOMINEES
[ ] FOR ALL NOMINEES [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES [ ] FOR ALL EXCEPT (See instructions below)	o Mary L. Good,PhD o William T. End	3. TO APPROVE AND ADOPT AN AMENDMENT TO THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE PLAN FROM 420,000 SHARES TO 620,000 SHARES.	[ ]	[ ]	[ ]

		4. TO RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.	[ ]	[ ]	[ ]
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

SIGNATURE OF STOCKHOLDER	DATE	SIGNATURE OF STOCKHOLDER	DATE

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.